Exhibit 99.1
Heliogen, Inc. Announces First Quarter 2024
Financial and Operational Results

PASADENA, Calif., May 8, 2024 – Heliogen, Inc. (“Heliogen”) (OTCQX: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its first quarter 2024 financial and operational results.

Financial and Operational Highlights

•1.9 gigawatts (“GW”) in opportunity pipeline
•$76.2 million contracted revenue backlog driven by a diverse set of contracts including next-generation concentrated solar power (“CSP”), green hydrogen, hybrid photovoltaic (“PV”) and sustainable aviation fuel
•Added $1.8 million to our contracted revenue backlog in connection with the U.S. Department of Energy award to accelerate the large-scale development and deployment of a solar thermal calciner to decarbonize cement production
•First commercial-scale installation of Heliogen steam plant in west Texas remains on-track for mechanical completion at year-end 2024
•$60.7 million in available liquidity as of March 31, 2024
•Ongoing comprehensive review process to further drive cost reductions while continuing to explore and evaluate strategic alternatives with our third-party financial advisor

“During the first quarter of 2024, Heliogen continued to execute on our strategy for deploying our differentiated solar energy technology,” said Christie Obiaya, Heliogen’s Chief Executive Officer. “Our team has made strong progress on our first commercial-scale project in west Texas, one of our strategic priorities. Our highest priority remains securing additional commercial-scale contracts, and that work remains underway as we progress the prospects in our pipeline.”

First Quarter 2024 Financial Results

For the first quarter 2024, Heliogen reported total revenue of $1.5 million and a net loss of $(15.2) million. Heliogen’s revenue was driven primarily by continued execution on its engineering, procurement and construction of a new 5 MWe concentrated solar energy facility to be built in Mojave, California and engineering services performed during the period. Heliogen’s Adjusted EBITDA was $(14.9) million for the first quarter 2024.

As of March 31, 2024, the Company had available liquidity of $60.7 million, consisting of $58.2 million of cash and cash equivalents and $2.5 million of investments, and no debt.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, power, or green hydrogen at scale to support round-the-clock industrial operations. Powered by AI, computer vision and robotics, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Backlog

Contracted revenue backlog represents contracted revenue with customers and government entities we expect to realize for the construction of facilities, engineering services agreements, operating agreements, and products delivered under purchase agreements. We cannot guarantee that our revenue projected in our backlog will be realized or, if realized, will result in profits. In addition, project cancellations or scope adjustments may occur with respect to contracts reflected in our backlog. Accordingly, our backlog as of any particular date is an uncertain indicator of future earnings.

Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our intent to further drive cost reductions, intent to explore and evaluate strategic alternatives, the timing for mechanical completion of our commercial-scale installation steam plant, expectations for realization of our contracted revenue backlog and our expanding opportunity pipeline. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to access sources of capital to finance operations, growth and future capital requirements; (v) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vi) our ability to scale in a cost effective manner; (vii) changes in applicable laws or regulations; (viii) developments and projections relating to our competitors and industry; (ix) unexpected adjustments and cancellations related to our backlog; (x) our ability to protect our intellectual property; and (xi) whether the objectives of the strategic alternative review process will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Phelps Morris
Chief Financial Officer
Phelps.Morris@heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
media@heliogen.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$1,528	$1,937
Cost of revenue	1,477	2,382
Gross profit (loss)	51	(445)

Operating expenses:
Selling, general and administrative	12,387	4,165
Research and development	3,791	5,260
Impairment charges	—	1,008
Total operating expenses	16,178	10,433
Operating loss	(16,127)	(10,878)

Interest income, net	683	283
Gain (loss) on warrant remeasurement	(24)	304
Other income (expense), net	245	(253)
Net loss before taxes	(15,223)	(10,544)
Provision for income taxes	(2)	—
Net loss	$(15,225)	$(10,544)

Loss per share:
Loss per share – Basic and Diluted (1)	$(2.53)	$(1.87)
Weighted average number of shares outstanding – Basic and Diluted (1)	6,020,992	5,623,430
________________
(1)Periods presented have been adjusted to reflect the 1-for-35 reverse stock split on August 31, 2023.

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$58,235	$62,715
Investments	2,491	12,386
Other current assets	10,703	8,365
Total current assets	71,429	83,466
Non-current assets	21,497	23,567
Total assets	$92,926	$107,033
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Trade payables	$1,172	$746
Contract liabilities	18,247	17,008
Contract loss provisions	74,516	75,340
Other current liabilities	8,216	8,907
Total current liabilities	102,151	102,001
Long-term liabilities	12,696	13,047
Total liabilities	114,847	115,048
Stockholders’ equity (deficit)	(21,921)	(8,015)
Total liabilities and stockholders’ equity (deficit)	$92,926	$107,033

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net loss	$(15,225)	$(10,544)
Interest income, net	(683)	(283)
Provision for income taxes	2	—
Depreciation and amortization	446	601
EBITDA	$(15,460)	$(10,226)
Impairment charges (1)	—	1,008
Gain (loss) on warrant remeasurement (2)	24	(304)
Share-based compensation (3)	1,286	(9,199)
Contract loss provisions (4)	—	370
Contract losses incurred (4)	(824)	(447)
Change in fair value of contingent consideration (5)	—	1,125
Reorganization costs (6)	32	481
Adjusted EBITDA	$(14,942)	$(17,192)
________________
(1)Impairment charges during the first quarter 2023 are associated with goodwill.
(2)Represents the change in fair value on our outstanding warrant liabilities.
(3)Share-based compensation for the three months ended March 31, 2023 includes a one-time reversal of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer.
(4)Represents contract loss provisions with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. The contract loss provision is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(5)Represents the change in fair value of our contingent consideration associated with the acquisition of HelioHeat GmbH.
(6)Represents reorganization costs related to employee severance and related benefits.